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                                                                   EXHIBIT 10.5
                               EMPLOYMENT CONTRACT

This Employment Contract between Ives Health Company, Inc., located at
817 North J.M. Davis, Claremore, OK 74017 (the Company) and _____ _______ (Employee) collectively known as (the parties) enter into an employment contract this ______ day of ______, 2000. The Company agrees to hire Employee and Employee agrees to be employed by the Company under the following terms:

      1. Initial employment contract term 3 years beginning _______ , 2000.

      2. Termination of the initial 3 year contract term may occur only under one of the following conditions:

            a. Written termination by the company.

            b. Written resignation of Employee with two weeks notice.

            c. The death of Employee.

            d. Non-satisfactory performance by Employee.

      3. The parties agree that the employment is a full time salaries position. Employee is allowed normal executive flexibility as to office hours, although normally a minimum of 45 hours per week will be spent at the company facilities located in ___ ______, _____________.

      4. Employee's initial base compensation is set at $__,___ per year payable in semi-monthly increments of $1,250 per pay period. First paycheck is due on the next payday following the date of this agreement.

      5. Employee is to be the Quality Control Manager of Ives formulation Company. Employee reports to ___ ___ __ ___.

      6. Employee is to receive all of the Company's normal benefits.

      7. Employee is to be reimbursed for all reasonable business expenses.
         NOTE: Expenses in excess of $100.00 should be pre-approved by the Company.

      8. In the event of any dispute arising out of this agreement the parties agree to submit the dispute to binding arbitration for resolution. Parties agree to split the cost of such arbitration.

      9. Stock bonus:
         Upon a satisfactory performance review and the Company attaining
         $_ million in annual gross sales for the year 2000, Employee will receive a bonus equal to $15,000 in Ives Health Company, Inc., restricted stock priced as of 12/29/00. Additional year bonus programs will be discussed at a later date. (Note: All IHC restricted stock becomes unrestricted after a period of 1 year from date of issue.)

IN WITNESS WHEREOF, the Parties hereto have executed this Employment Contract this day and year first above written.

FOR: Ives Health Company, Inc.                BY: Employee



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Michael Harrison
CEO
Date:__________________________               Date: ____________________________